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EXHIBIT 4.9

Dated 30th day of September 2009

CANCER VAC PTY LTD

and

CELL THERAPIES Pty. Ltd.

MANUFACTURING AGREEMENT

for CAN003

a Phase IIb trial of CVac™

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION	3
2.	APPOINTMENT OF CT	9
3.	TERM OF THE AGREEMENT	10
4.	PERFORMANCE OF THE SERVICES	10
5.	OBLIGATIONS OF CANCERVAC	11
6.	INTERFACE WITH CANCERVAC’S USA CONTRACT MANUFACTURER	11
7.	INVOICING AND PAYMENT	11
8.	APPOINTMENT OF AUTHORISED REPRESENTATIVES	12
9.	CONFIDENTIALITY / INFORMATION	12
10.	PRIVACY	13
11.	INTELLECTUAL PROPERTY	13
12.	REVIEW	15
13.	INSURANCE	15
14.	INDEMNITY	16
15.	REPRESENTATIONS AND WARRANTIES	16
16.	ETHICS COMMITTEE APPROVAL AND PATIENT CONSENT	19
17.	TERMINATION OR EXTENSION	19
18.	RELATIONSHIP	20
19.	VARIATION	20
20.	ASSIGNMENT	20
21.	NOTICES TO CANCERVAC	20
22.	NOTICES TO CT	21
23.	DISPUTE RESOLUTION	21
24.	GOVERNING LAW AND JURISDICTION	21
25.	ENTIRE AGREEMENT	22
26.	NO WAIVER	22
27.	REMEDIES CUMULATIVE	22
28.	COUNTERPARTS	22
29.	SEVERABILITY OF PROVISIONS	22
30.	GST GENERAL PRINCIPLES	22
31.	CHANGE IN CONTROL & STRUCTURE	23
32.	RELEASE OF INFORMATION	23
SCHEDULE 1 THE SERVICES		25
SCHEDULE 2 CHARGES TO BE INCURRED BY CANCERVAC		27
SCHEDULE 3 INSURANCE		31
SCHEDULE 4 TIMETABLE		32

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THIS AGREEMENT is made the 30th day of September 2009

BETWEEN

Cell Therapies Pty Ltd (ABN 15 100 285 916) of Ground Floor, 10 St Andrews Place, East Melbourne, Victoria 3002 (“CT”)

AND

CANCER VAC PTY LTD (ABN 64 096 859 513) Suite 1, 1233 High Street Armadale Victoria 3143 (“CANCERVAC”)

Each a “Party” and collectively, “Parties”.

RECITALS

CT is the commercial manager of the Peter MacCallum Cancer Centre’s Centre for Blood Cell Therapies (“CBCT”).

CT is a controlled entity of the Peter MacCallum Cancer Centre (“Peter Mac”) and is the entity through which Peter Mac conducts all commercial arrangements for CBCT.

CT has provided CANCERVAC and its parent company PrimaBiomed Limited with consulting and cGMP compliant manufacturing services including support for a successful IND application for a Phase IIb trial of CVac™ and the successful technical transfer of CANCERVAC’s manufacturing process for CVac™ to a USA contract manufacturer.

CANCERVAC wishes CT to maintain its support of the overall IND Trial program and specifically to perform the cGMP compliant blood and cell processing requirements for the Australian arm of the IND Trial

CANCERVAC owns certain intellectual property rights necessary or useful to perform the cell processing for CVac™.

CBCT holds TGA Licence #149827 for human autologous blood and tissue processing which enables it to undertake cell collection and processing under cGMP/cGTP conditions. CT and CBCT have demonstrable skills and experience with clinical trials and cell processing involving the TGA and FDA regulatory regimes.

CANCERVAC will appoint a Clinical Research Organisation (CRO) to manage the trial and CT are expected to work collaboratively with the appointed CRO, the principal investigators and the nominated CANCERVAC project leaders.

Accordingly, CANCERVAC wishes to engage CT to provide the Services pursuant to the terms and conditions contained in this Agreement.

IT IS THEREFORE AGREED AS FOLLOWS

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

The following definitions apply unless the context requires otherwise:

“Affiliate” means any corporation, firm, partnership or other entity which directly or indirectly controls or is controlled by or is under common control

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with a Party to this Agreement. For the purposes of this definition, “control” means ownership, directly or through one or more Affiliates, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity;

“ARCBS” Australian Red Cross Blood Service-NTS Division at 6th Floor 464 St Kilda Road Melbourne 3004

“Authorised Representative” means the authorised contact person for a party for all purposes connected with this Agreement.

“CANCERVAC Background Intellectual Property Rights” means any Intellectual Property Rights provided by CANCERVAC for use in the Services or the Project that is owned, licensed to or controlled by CANCERVAC whether provided on or after the Commencement Date including without limitation CANCERVAC’s Project methods for CVac™ but excluding any Developed Intellectual Property Rights;

“CANCERVAC Insurance Policies” means the insurance policies specified as such in Schedule 3 for an amount of not less than the amount stated in Schedule 3;

“CANCERVAC Supplied Products” means any products supplied by CANCERVAC or its nominee to CT in connection with the delivery or performance of the Services;

“CBCT” means Peter MacCallum Cancer Centre as represented by the operation unit of the Haematology and Oncology that reports to Professor Miles Prince and under the day to day control of Dr Dominic Wall;

“cGMP” means the Code of Good Manufacturing Practice as interpreted and applied by the Australian Therapeutic Goods Administration (“TGA”).

“cGTP” means the Code of current Good Tissue Practice as interpreted and applied by the FDA;

“Clinical Protocol” means the specific clinical trial protocol as part of the Project;

“Commencement Date” means the date of execution of this agreement.

“Confidential Information” means all confidential information disclosed by one Party to the receiving Party or otherwise obtained by the receiving Party as a direct or indirect result of this Agreement including information relating to any technology, marketing strategies and/or business of the disclosing Party but does not include information which:

(a)	At the time of the disclosure to the receiving Party, was already in the lawful possession of that Party in written form;

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(b)	Is in or comes into the public domain otherwise than by disclosure in breach of this Agreement or any other breach of confidentiality;

(c)	Is independently developed by the receiving Party; or

(d)	Is obtained lawfully by the receiving Party from a third Party otherwise than by disclosure in breach of an obligation of confidentiality.

“CSO” Chief Scientific officer of CANCERVAC or Primabiomed Limited

“CT Background Intellectual Property Rights” means any Intellectual Property Rights provided by CT for use in the Services or the Project that is owned, licensed to or controlled by CT whether provided on or after the Commencement Date including without limitation the Quality Systems, but excluding any Developed Intellectual Property Rights;

“CT Insurance Policies” means the insurance policies specified as such in Schedule 3 for an amount of not less than the amount stated in Schedule 3;

“CVac™” means an autologous dendritic cell vaccine the property of CANCERVAC.

“Delegate” means a deputy authorised to act on behalf of an Authorised Representative.

“Developed Intellectual Property Rights” means Intellectual Property Rights acquired, developed or created in relation to the Project, in the course of this Agreement or the provision of the Services, which arises at a date after the Commencement Date of this Agreement;

“Facilities” means all facilities required by CT to provide the Services pursuant to this Agreement;

“FDA” means the Food and Drug Administration of the USA;

“Force Majeure” means an event or cause beyond the reasonable control of the Party claiming force majeure including, without limitation:

(a)	act of God, lightning, storm, flood, fire, earthquake or explosion, cyclone, tidal wave, landslide, adverse weather conditions;

(b)	strike, lockout or other labour difficulty;

(c)	act of public enemy, war (declared or undeclared), sabotage, blockade, revolution, riot, insurrection, civil commotion, epidemic;

(d)	the effects of any applicable laws, orders, rules or regulations of any government or other competent authority;

(e)	breakage or accident or other damage to machinery or equipment;

(f)	failure of process in the performance of the Services;

(g)	power interruption or failure, to either or both of mainline power transmission or backup/emergency generator, howsoever caused;

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(h)	unsuitability or unavailability of materials supplied by third parties or CANCERVAC necessary for carrying out the obligations of each Party under this Agreement

“GST” has the meaning given in section 195-1 of the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

“Health Information” means:

(a)	information or an opinion about:

(i)	the physical, mental or psychological health (at any time) of an individual; or

(ii)	a disability (at any time) of an individual; or

(iii)	an individual’s expressed wishes about the future provision of health services to him or her; or

(iv)	a health service provided, or to be provided, to an individual that is also personal information; or

(b)	other personal information collected to provide, or in providing, a health service; or

(c)	other personal information about an individual collected in connection with the donation, or intended donation, by the individual of his or her body parts, organs or body substances; or

(d)	other personal information that is genetic information about an individual in a form which is or could be predictive of the health (at any time) of the individual or of any of his or her descendants.

“Health Laws” means the Health Records Act 2001 (Vic), the Health Privacy Principles contained in Schedule 1 of that Act, and any other statute, regulation or law in Australia or elsewhere which relates to the protection of Health Information and which any of the parties to this Agreement must observe;

“IND Trial” means CANCERVAC’s CAN003 Phase IIb trial of a nominal x60 patients with ovarian cancer to be run under the FDA’s Investigational New Drug (‘IND’) notification system and the TGA’s Clinical Trial Notification (“CTN”) system;

“Input Tax Credit(s)” has the meaning given in section 195-1 of the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

“Insolvency Event” means, in relation to a party, any one or more of the following events or circumstances:

(a)	being in liquidation or provisional liquidation or under administration;

(b)

having a receiver, receiver and manager, administrator or liquidator of that person or that person’s property, or anyone else who is in possession, or has control, of that person’s property to enforce any encumbrance appointed to it or any of its property;

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(c)	being taken under Section 459F(1) of the Corporations Act to have failed to comply with a statutory demand;

(d)	being unable to pay its debts or being otherwise insolvent;

(e)	any analogous event or circumstance under the laws of any jurisdiction; or

(f)	taking any step or being the subject of any action that is reasonably likely to result in any of the above occurring;

“Intellectual Property Rights” means and includes all present and future intellectual and industrial property rights conferred by statute, at common law or in equity, including (without limitation):

(a)

any patent rights, inventions, patent, copyright, designs, rights in circuit layouts, plant breeder’s rights, trade marks, brand names, domain names, product names, trade secret, or know-how and other results of intellectual effort in the scientific, technological, bio-technological, industrial, literary or artistic and commercial fields, whether or not registered or capable of registration;

(b)	any application or right to apply for registration in respect of those rights;

(c)	any registration of any of those rights or any registration of any application referred to in item (b); and

(d)	all renewals and extensions of these rights.

“Loss of Material” means the loss, damage, destruction, contamination, theft or unsuitability of Material for its intended purpose;

“Material” means all products, by-products, samples, or intermediates produced, collected, received or stored by CT, its staff, employees, contractors or agents for the purpose of performing the Services and includes without limitation any Product;

“Minimum Yield” means, in respect of any Product, the minimum yield specified in item 12 of Schedule 2;

“Personnel” means employees, contractors and subcontractors;

“Personal Information” means information or an opinion (including information or an opinion forming part of a database), whether true or not and whether recorded in a material form or not, about a person whose identity is apparent, or can reasonably be ascertained, from the information or opinion;

“Phase IIb Trial” See “IND Trial”.

“Privacy Laws” means the Privacy Act 1988 (Cth), the National Privacy Principles contained in Schedule 3 of that Act and any approved Privacy Code (as defined in that Act), that applies to a party to this Agreement, and any other statute, regulation or law in Australia or elsewhere which relates to the protection of Personal Information and which any of the parties to this Agreement must observe;

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“Procedure” means, in respect of any Product, the manufacturing processes specified for the IND Trial;

“Product” means the output of the manufacturing processes required for the IND Trial (CVac™);

“Project” means the Australian arm of the IND Trial and the Services described in Schedule 1;

“Quality Systems” means a structured and planned approach to the assurance of the quality of product and services provided based upon those processes outlined in AS/NZS/ISO 9002:1994 which relate to the TGA’s code of GMP/Blood and Blood Components or any system or process relating to such an approach;

“Repeats” means, in respect of any Procedure for a Product, the number of times such Procedure is to be performed after the first Procedure in the event that the Minimum Yield in respect of such Product is not achieved after conducting the first Procedure;

“Services” means the services set out in Schedule 1 and any other tasks agreed by the Parties and includes without limitation all Storage Services;

“Services Fees” means all charges specified in Schedule 2 and includes without limitation all Storage Services Fee;

“SOP” means standard operating procedure as applied to cell manipulation and handling for the manufacture of CVac™ under cGMP conditions,

“Storage Services” means, in respect of any Material, the storage services specified in item 11, Schedule 2 or as agreed during the Term.

“Storage Services Fee” means, in respect of any Storage Services, all charges specified in Schedule 2 or as agreed during the Term.

“Taxable Supply” has the meaning given in section 195-1 of the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

“Taxes” means accommodation taxes, diesel fuel rebates, financial institutions, duty, debits tax, sales taxes, excise duties, stamp duties and customs duties.

“Term” means 12 months beginning on the Commencement Date

“TGA” means the Therapeutic Goods Administration;

“Timetable” means the timetable for provision of the Services as set out in Schedule 4 (to be amended from time to time as needed by mutual agreement of the Parties) and agreed between the Parties in writing from time to time; and

“Trial Manager” that individual or organisation appointed by CANCERVAC to manage the Phase IIb Trial.

1.2	Interpretation

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Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.

(a)	The singular includes the plural and conversely.

(b)	A gender includes all genders.

(c)	If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(d)	A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

(e)	A reference to a clause, paragraph, Item, Annexure or Schedule, is a reference to a clause, paragraph or Item of or an Annexure to or a Schedule to, this Agreement.

(f)

A reference to an agreement or document (including, without limitation, a reference to this Agreement) is to the agreement or document as amended, varied, supplemented, novated or replaced except to the extent prohibited by this Agreement or that other agreement or document.

(g)

A reference to a party to this Agreement or another agreement or document includes the party’s successors and permitted substitutes or assigns (and, where applicable, the party’s legal personal representatives).

(h)

A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

(i)	A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.

1.3	Consents or Approvals

If the doing of any act, matter or thing under the Agreement is dependent on the consent or approval of a Party or is within the discretion of a Party, the consent or approval may be given or the discretion may be exercised conditionally or unconditionally or withheld by the Party in its absolute discretion.

2.	APPOINTMENT OF CT

(a)	CANCERVAC engages CT to be the provider of the Services for the term of this Agreement and CT agrees to carry out the Services.

(b)

CT may subcontract the performance of specialised release testing and ancillary services in delivering the Services or any other obligations under this Agreement CT agrees to promptly provide on request to CANCERVAC full details of all subcontractors engaged by CT.

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(c)	CT will be fully liable for the performance of its obligations under this Agreement, irrespective of whether those obligations have been sub-contracted by CT.

(d)

CT will procure that any subcontract relating to the obligations set out in this Agreement binds the subcontractor to comply with the terms of this Agreement to the extent that such terms are relevant to the obligations the subject of the subcontract. Notwithstanding any consent granted by CANCERVAC pursuant to Clause 2(b), CT remains liable for ensuring that the subcontractor complies with its obligations, and that any work undertaken by a subcontractor conforms with the requirements of this Agreement.

3.	TERM OF THE AGREEMENT

This Agreement will commence on the Commencement Date and shall terminate after a term of twelve (12) months unless extended or terminated in accordance with Clause 17

4.	PERFORMANCE OF THE SERVICES

(a)	CT must perform the Services in accordance with this Agreement.

(b)	CT must ensure that the Facilities are cGMP/cGTP compliant in performing all aspects of the Services.

(c)

Subject to an annual four (4) week plant shut down for maintenance CT shall use its best endeavours to ensure that there is sufficient resource allocation within the Facilities for the provision of the Services.

(d)	CT will perform its obligations in accordance with the Timetable.

(e)	In respect of any Product:

(i)	CT will perform a first Procedure with the purpose of producing the Minimum Yield for such Product;

(ii)	if after performing the first Procedure the Product does not achieve the Minimum Yield, CT will perform a Repeat with the purpose of producing the Minimum Yield for such Product;

(iii)

if the Minimum Yield is not achieved after CT has performed all Repeats, then CT will be under no further obligation to perform any further Procedures or Repeats in respect of such Product and nothing in this Agreement will require CT to manufacture such Product.

(f)	CT is to provide CANCERVAC’s Authorised Representative with copies of all communications with the TGA or any entity that has an authority over the Project and the associated cell processing.

(g)	When requested by CANCERVAC or PrimaBiomed Limited CT shall furnish to CANCERVAC a comprehensive written report summarizing the data generated to date and the status of the project.

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5.	OBLIGATIONS OF CANCERVAC

(a)	In consideration for the performance of the Services, CANCERVAC must pay CT the Service Fees, in accordance with the invoicing and payment schedule set out in Clause 7.

(b)

CANCERVAC must, within [ * ] of receiving an invoice from CT for costs and expenses, pay all costs and expenses reasonably incurred by CT in the course of complying with its obligations under this Agreement which were approved in writing by CANCERVAC prior to incurring the cost or expense.

(c)	CANCERVAC must ensure that it carries out any of its obligations set out in Schedule 1 to enable CT to perform the Services.

(d)	CANCERVAC is to provide CT’s Authorised Representative with copies of all communications with the TGA or any entity that has authority over manufacturing for the Phase IIb Trial

(e)

CANCERVAC must ensure that all CANCERVAC staff or nominees involved in the use of the Services comply with the policies, practices, rules, procedures and standards of the CBCT Facility provided that CT gives CANCERVAC reasonable notice of the contents of such policies, practices, rules, procedures and standards.

(f)	CANCERVAC is required to declare if there is any genetically modified organisms to be used as part of the Project.

(g)	CANCERVAC is required to declare if there is any material of animal origin and its status to be used in the processes involved in the Project.

6.	INTERFACE WITH CANCERVAC’S USA CONTRACT MANUFACTURER

CT agrees to maintain a continuous dialogue and exchange of information and collaboration with CANCERVAC’s USA manufacturer for the IND Trial as an integral component of this Agreement.

7.	INVOICING AND PAYMENT

(a)	CT will invoice CANCERVAC on a calendar month basis in accordance with the fees set out in Schedule 2.

(b)	Subject to clause 7(c), CANCERVAC will pay correctly rendered invoices within [ * ] of delivery to CANCERVAC’s nominated address for billing by electronic payment to:

Commonwealth Bank of Australia

Cell Therapies Pty Ltd

[ * ]

(c)	CANCERVAC reserves the right to withhold payment of any invoiced amount which is in dispute.

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8.	APPOINTMENT OF AUTHORISED REPRESENTATIVES

(a)

Both CANCERVAC and CT will appoint one of its staff to be the Authorised Representative of that Party. In the case of CANCERVAC, the Authorised Representative will be Ms Ginny Raymond, or such other person as advised by CANCERVAC to CT in writing from time to time. In the case of CT, the Authorised Representative will be the Ms Maureen Loudovaris or the CBCT Manufacturing Nominee (Production Manager) or such other person as advised by CT to CANCERVAC in writing from time to time. Each Authorised Representative may appoint a Delegate by notice in writing to the other party.

(b)

CT and CANCERVAC must ensure that their Authorised Representatives (or their Delegates) are available for consultation with the other Party as reasonably required by the other Party and within [ * ] of being requested.

(c)

CT and CANCERVAC must ensure that their Authorised Representatives (or their Delegates) maintain an open communication with respect to all communication with the FDA and TGA or any party with authority over the performance of the Services.

(d)	CT and CANCERVAC must ensure that their Authorised Representatives (or their Delegates) agree to the form and content of external communications that relate to the performance of the Services.

9.	CONFIDENTIALITY / INFORMATION

(a)

CT must not disclose, and must ensure that CBCT, and CT’s and CBCT’s employees, contractors and agents do not disclose, any Confidential Information of CANCERVAC to any third party, unless the disclosure is required by law. If disclosure is required by law, CT must immediately provide written notice to CANCERVAC’s Authorised Representative of the requirement for the disclosure of the Confidential Information and use its reasonable endeavours to withhold any such disclosure for at least [ * ].

(b)

CT warrants that all relevant employees of CT and CBCT have entered into written confidentiality agreements undertaking confidentiality obligations no less onerous than those of CT under this Agreement. On receipt of a request from CANCERVAC, CT covenants to provide copies of the confidentiality agreements.

(c)

CANCERVAC, must not disclose, and must ensure that their Affiliates, and CANCERVAC’s and their Affiliates’ employees, contractors and agents do not disclose, any Confidential Information of CT to any third party, unless the disclosure is required by law. If disclosure is required by law, CANCERVAC must immediately provide written notice to CT’s Authorised Representative of the requirement for the disclosure of the Confidential Information and use its reasonable endeavours to withhold any such disclosure for at least [ * ].

(d)

Each Party agrees that any disclosure of another Party’s Confidential Information to any of its employees, consultants, Affiliates, licensees and sub-licensees shall be made only if and to the extent necessary to

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carry out its rights and responsibilities under this Agreement, and shall be limited to the maximum extent possible consistent with such rights and responsibilities and shall only be made to persons who are bound by written confidentiality obligations to maintain the confidentiality thereof and not to use such Confidential Information except as expressly permitted by this Agreement.

(e)

Failure to observe the obligations contained in this Clause is a serious breach and may cause irreparable damage to the relevant Party. In addition to any other remedies available to the relevant Party for disclosure of Confidential Information, the proprietor of the Confidential Information may require the permanent removal of the person who disclosed the Confidential Information from any activities associated or connected with this Agreement.

(f)	This Clause survives the termination of this Agreement.

(g)

CANCERVAC have at any time the right to inspect all papers and all records and data concerning the Project, including without limitation all relevant SOPs and documents concerning manufacturing licenses and to make copies of them.

10.	PRIVACY

(a)	Where a Party (Discloser) provides Personal Information or Health Information to another Party (Recipient) the Recipient will:

(i)	comply with the Privacy Laws;

(ii)	comply with the Health Privacy Laws;

(iii)

to the extent permitted by law, not in any way respond to a request for access to Personal Information or Health Information, except to refer the enquirer to the Discloser and to notify the Discloser of the request; and

(iv)	without limiting the operation of clause 10(a)(ii), the Recipient must:

A).	only use Personal Information and Health Information for the purpose of this Agreement and not for its own purpose;

B).	only disclose Personal Information or Health Information if it is necessary for the purpose of this Agreement or with the prior written consent of the Discloser; and

C).

ensure that only authorised personnel have access to Personal Information and Health Information and that all Personal Information and Health Information is stored securely and is protected from unauthorised access, use or disclosure.

11.	INTELLECTUAL PROPERTY

(a)	Nothing in this Agreement will cause the transfer of any rights in, or grant any rights to, the CANCERVAC Background Intellectual Property

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Rights, nor the CT Background Intellectual Property Rights to another Party, other than those rights conferred pursuant to Clause 11(c) and (e).

(b)

Subject to Clause 11(a), all Developed Intellectual Property Rights will vest solely and absolutely in CANCERVAC immediately upon creation and CT hereby assigns to CANCERVAC all its current and future right, title and interest in and to Developed Intellectual Property Rights.

(c)

For the avoidance of doubt, CANCERVAC acknowledge that the CT Background Intellectual Property Rights are Confidential Information of CT and remain the property of CT. CT grants a non-exclusive, perpetual, royalty free licence to CANCERVAC to use the CT Background Intellectual Property Rights for purposes associated with this Agreement, for the purpose of the Project and for the purpose of and to the extent required for CANCERVAC to use and exploit the CANCERVAC Background Intellectual Property Rights, the Developed Intellectual Property Rights and any modifications or improvements of such Intellectual Property Rights.

(d)

For the avoidance of doubt, CT acknowledges that the CANCERVAC Background Intellectual Property Rights are Confidential Information of CANCERVAC and remain the property of CANCERVAC (as the case may be).

(e)	CANCERVAC grant to CT a non-exclusive license to use those Intellectual Property Rights of CANCERVAC as are necessary for the sole purpose of and only to the extent required to carry out the Services.

(f)

CT has not made and does not by entering into this Agreement make any representation or warranty, express or implied, that the Services does not infringe any third party’s Intellectual Property Rights.

(g)

Any improvements to CANCERVAC Background Intellectual Property Rights will vest in CANCERVAC and any improvements to CT Background Intellectual Property Rights will vest in CT. The parties agree that improvements to CANCERVAC Background Intellectual Property Rights or to CT Background Intellectual Property Rights do not and will not include Developed Intellectual Property Rights.

(h)

All data resulting from the Services and any Intellectual Property Rights in that data will vest in CANCERVAC, and CT hereby assigns to CANCERVAC all its current and future right, title and interest in and to the data resulting from the Services and all of its Intellectual Property Rights in that data.

(i)

Subject to the confidentiality obligations in Clause 9, CT will provide access during the course of this Agreement to CANCERVAC’s employees, contractors and agents to Confidential Information and to information and materials that contain the CT Background Intellectual Property Rights. CT agrees to CANCERVAC’s unrestricted use and application of any CT Background Intellectual Property Rights acquired as a result of entering into this Agreement for the purpose defined in this Agreement. If CANCERVAC wish to exploit the CT Background

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Intellectual Property Rights other than in conjunction with their own intellectual property, CANCERVAC will pay a reasonable fee to CT for such usage.

(j)

Where requested by CANCERVAC, CT must, in relation to moral rights in works as defined as Part IX of the Copyright Act created in the course of providing the Services (Works), secure from any of its employees, contractors or agents who perform any of the Services, written waivers in respect of any moral rights which may subsist in the Works. CT must ensure that the consent is genuinely given and not obtained by duress or by the making of any false or misleading statement.

(k)	Clause 12 survives the termination of this Agreement.

(l)	Both Parties will execute all documents and do all things reasonably necessary to give effect to the above and to protect all Intellectual Property Rights arising as a result of this Agreement.

12.	REVIEW

(a)

Where the Term exceeds twelve (12) months, the Parties will conduct an annual review of the obligations of each of the Parties under this Agreement to ensure the adequacy of the Services. This review will be conducted by the Parties’ Authorised Representatives within thirty (30) days of the anniversary of the Commencement Date or at a time mutually agreed in writing.

(b)

If the Parties’ Authorised Representative decides that the obligations of either Party under the Agreement should be altered, the Parties’ Authorised Representatives will negotiate in good faith appropriate revision of the Services and adjustments (either up or down) to the fees payable to CT under Schedule 2.

(c)	If the Parties’ Authorised Representatives agree to amendments under this clause, the Parties must amend this Agreement in accordance with Clause 19

(d)	If the Parties’ Authorised Representatives cannot agree in relation to any changes to be made pursuant to this clause, the dispute must be referred to dispute resolution in accordance with Clause 23

13.	INSURANCE

(a)	It is a condition precedent to the operation of this Agreement that CANCERVAC must take out and maintain the CANCERVAC Insurance Policies during the Term

(b)	It is a condition precedent to the operation of this Agreement that CT must take out and maintain the CT Insurance Policies during the Term.

(c)	Upon reasonable request of a Party, the requested Party must produce documentary evidence that the insurance required under the Agreement is current and effective.

(d)	If a Party cannot or does not comply with its obligation to effect insurance, any other Party may (but is not obliged to) affect such

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insurance at the expense of the uninsured Party. Any such expense must be reimbursed within [ * ] of the supply of an invoice.

14.	INDEMNITY

14.1

CANCERVAC continually indemnify CT, its officers, employees and agents against any claim or proceedings made, threatened or commenced, and any liability, loss, damage or expense (including consequential loss or damage, damage to real, personal or intellectual property, CANCERVAC data loss or corruption, Loss of Material, personal injury including death and legal costs on a full indemnity basis) under statute or common law which CT incurs or suffers as a direct or indirect result of any breach by CANCERVAC of this Agreement, or warranties contained in this Agreement or the use by CT of CANCERVAC-supplied human blood or tissue product which fails to comply with relevant regulatory standards in the provision of the Services. This indemnity does not apply to the extent that such loss or damage is caused by the negligence, act or omission of CT or CBCT. This indemnity survives the termination of this Agreement indefinitely.

14.2

Without limitation to clauses 15(h) and 17(d), CANCERVAC acknowledges and agrees that there exist risks associated with cryopreservation and refrigeration of the Materials and storage of any Materials in the provision of the Storage Services including without limitation failure howsoever arising of any CT cryogenic or low temperature storage facilities used in the performance of the Storage Services, any failure by CT to recover any Material, or any loss in yield when any Material is recovered, after having been cryogenically frozen or refrigerated. CANCERVAC further acknowledges and agrees that CT, its officers, employees and agents will not be liable for any claim or proceedings made, threatened or commenced, or any liability, loss, damage or expense, Loss of Material, personal injury including death and legal costs (on a full indemnity basis) under statute or common law which arises as a direct or indirect result of any negligence, act or omission of CT under this Agreement. Notwithstanding anything else in this Agreement, CANCERVAC hereby indemnifies and will continue to indemnify CT, its officers, employees and agents against any claim or proceedings made, threatened or commenced, and any liability, loss, damage or expense, Loss of Material, personal injury including death and legal costs on a full indemnity basis) under statute or common law which arises as a direct or indirect result of any negligence, act or omission of CT. This indemnity survives the termination of this Agreement indefinitely.

15.	REPRESENTATIONS AND WARRANTIES

(a)	CANCERVAC and CT each represent and warrant as follows:

(i)

Organization. It is a corporation duly organized, validly existing and is in good standing under the laws of its respective jurisdiction, is qualified to do business and is in good standing as a corporation in each jurisdiction in which the performance of its obligations hereunder requires such qualification and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this Agreement.

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(ii)

Authorization. The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of its stockholders or shareholders or (b) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its charter documents or constitution.

(iii)	Binding Agreement. This Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms and conditions.

(iv)

No Inconsistent Obligation. It is not under any obligation to any person, or entity, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfilment of its obligations.

(b)	CT warrants that:

(i)	it has the expertise, resources (including without limitation financial resources), capacity, experience and ability to perform its obligations under this Agreement;

(ii)	it has adequate insurance policies and financial resources to sustain any potential liability incurred in relation to this Agreement;

(iii)	it holds and will at all relevant times hold, and ensure that its subcontractors hold, all necessary licences and authorities legally required to perform the Services;

(iv)

the conduct of the Services will be of high quality and provided in a professional manner, with all due care, skill and attention and CT will use its reasonable endeavours to perform the Services in accordance with industry best practice on the understanding always that in respect of the provision of any Storage Services under this Agreement, CT will use the procedures and equipment it would customarily use for its own cGMP;

(v)	it will perform its obligations in a timely and efficient manner;

(vi)	CT warrants compliance of the Services with GMP/TGA requirements in all circumstances where:

A).	CT has control over the manufacturing processes; or

B).	CT controls the status of its starting material.

(vii)	Where CT does not control the status of its starting material, CT only warrants that its own services comply with GMP/TGA requirements;

(viii)	CT warrants that the Aphaeresis facilities at Peter Mac (which are controlled by the CBCT) are GMP/TGA compliant; and

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(ix)	CBCT or any subcontractor retained by CT has or will have all licences necessary to perform the obligations under this agreement.

(c)

CANCERVAC warrants that it will undertake a cryopreservation risk analysis and will consider, and adopt where it so decides, any option available for split storage, including off-site storage. CT agrees to provide reasonable non-financial assistance to CANCERVAC in undertaking such analysis. In the event that CANCERVAC intends to effect insurance policies in respect of stored Materials, CT will, at no cost to CANCERVAC provide reasonably non-financial support to CANCERVAC to effect an application for such insurance, and where requested by CANCERVAC provide CANCERVAC reasonable site inspections and reasonable access to validation records by insurance company representatives.

(d)

CANCERVAC certifies that the CANCERVAC-supplied products have been screened in accordance with the relevant Australian regulations and standards and warrant to the best of their knowledge and belief that the CANCERVAC-supplied products do not contain any contaminants, viruses, bacteria or other potentially dangerous material.

(e)	CT agrees to actively participate and co-operate in any TGA audit of the Services and to defend any allegation that CT’s deliverables do not comply with GMP/TGA requirements.

(f)

Notwithstanding anything else in this Agreement or otherwise, to the fullest extent permitted by law, none of CANCERVAC or CT will be liable with respect to any subject matter of this Agreement under any contract, negligence, strict liability or other legal or equitable theory for any indirect, incidental, consequential damages or lost profits.

(g)

CANCERVAC acknowledges that, without limitation to clause 15(h), CT makes no warranties that in the performance of the Services CT will achieve the Minimum Yield in respect of the manufacture of any Product.

(h)

To the full extent permitted by the laws of the Commonwealth of Australia or of any State or Territory of Australia having jurisdiction, any conditions or warranties imposed by such legislation are excluded. In so far as liability under or pursuant to such legislation may not be excluded or the liability relates to conditions or warranties provided pursuant to this Agreement, such liability is limited, at the option of CT, to:

(i)	in respect of Storage Services, the payment of the amount of the Storage Services Fee actually paid in respect of the applicable Material; or

(ii)	in respect of Services other than Storage Services,

A).	the re-performance of the relevant Services; or

B).	the payment of the cost of having the relevant Services re-performed and in all circumstances the liability of CT is

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limited to the amount of the Services Fees actually paid for the relevant Service pursuant to this Agreement.

16.	ETHICS COMMITTEE APPROVAL AND PATIENT CONSENT

(a)	CT warrants that it will, if necessary, seek approval to provide the Services from the CBCT Ethics Committee, in accordance with the relevant NH&MRC Guidelines.

(b)

CANCERVAC warrants that it will ensure that all consent required to be obtained by law from patients in order for CT to perform the Services is obtained. CANCERVAC will ensure that copies of such consents are provided to CT within [ * ] of CT requesting a copy.

17.	TERMINATION OR EXTENSION

(a)	This Agreement will terminate if

(i)	CANCERVAC gives [ * ] prior notice in writing of such termination to CT; or

(ii)	Either Party reasonably determines that the Project is not scientifically or ethically viable; or

(iii)	CT gives [ * ] prior notice in writing of such termination to CANCERVAC.

(b)	CANCERVAC may immediately terminate this Agreement by giving written notice to CT if CT:

(i)	commits a breach of any of the provisions of this Agreement which is incapable of being remedied to the reasonable satisfaction of CANCERVAC;

(ii)	for any reason whatsoever becomes incapable, in the reasonable opinion of CANCERVAC, from performing its obligations under this Agreement;

(iii)

fails to remedy, to the reasonable satisfaction of CANCERVAC, a breach or default of any of the provisions of this Agreement which is, in the opinion of CANCERVAC, capable of being remedied, within [ * ] of receiving a notice from CANCERVAC of that breach or default; or

(iv)	is the subject of an Insolvency Event.

(c)	CT may immediately terminate this Agreement by giving written notice to CANCERVAC if CANCERVAC:

(i)	commits a breach of any of the provisions of this Agreement which is incapable of being remedied to the reasonable satisfaction of CT;

(ii)	fails to remedy, to the reasonable satisfaction of CT a breach or default of any of the provisions of this Agreement which is, in the

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opinion of CT, capable of being remedied, within [ * ] of receiving a notice from CT of that breach or default; or

(iii)	is the subject of an Insolvency Event.

(d)

A Party is not liable for any failure or delay in performance of any obligations under this Agreement, including (but not limited to) Loss of Material, if all of the following conditions are satisfied:

(i)	the failure or delay arose from Force Majeure; and

(ii)

the Party took all reasonable precautions against that Force Majeure and did its best to limit its consequences. This does not require the Party to settle a labour dispute if, in the Party’s opinion, that is not in its best interests; and

(iii)	the Party gave the other Parties notice of the Force Majeure as soon as practicable after becoming aware of it.

(e)	If the Force Majeure and the resulting failure or delay lasts for more than [ * ] then the Parties will negotiate in good faith to overcome any difficulties associated with the Force Majeure.

(f)	If the Force Majeure and the resulting failure or delay lasts for more than [ * ] then any Party may terminate the Agreement.

(g)	The Term can be extended if the Parties agree in writing to the terms and conditions to apply to the extension prior to the termination date.

(h)	Despite any other provision of this Agreement, 9, 10, 13, 14, 23, 24 and this Clause 17(h) survives the expiry or termination of this Agreement.

18.	RELATIONSHIP

The relationship of the Parties is that of independent contractors and nothing in this Agreement constitutes any Party, the employee, partner, agent, fiduciary, representative, trustee or joint venture of the other. No Party is liable for an act or omission of another Party except to the extent set out in this Agreement.

19.	VARIATION

This Agreement can only be varied by the Parties in writing and signed by or on behalf of all Parties.

20.	ASSIGNMENT

CT may not assign any of its rights and obligations under this Agreement without the written consent of CANCERVAC, which consent must not be unreasonably withheld.

21.	NOTICES TO CANCERVAC

(a)	Any notice required to be given to CANCERVAC under this Agreement must be in writing and may be served:

(i)	by giving the notice personally to a Director of CANCERVAC; or

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(ii)	by delivering the notice for a Director of CANCERVAC at his usual office in Australia; or

(iii)	by delivering the notice to CANCERVAC’s registered office in Australia.

(b)	The notice is served at the time it is given or delivered.

(c)	Electronic transmission of Notices by telefax or email may be used however written acknowledgement of receipt must be received by the transmitting party.

22.	NOTICES TO CT

(a)	Any notice required to be given to CT under this Agreement must be in writing and may be served:

(i)	by giving the notice personally to the Managing Director of CT; or

(ii)	by delivering the notice for the Managing Director of CT at his usual office; or

(iii)	by delivering the notice to CT’s registered office.

(b)	The notice is served at the time it is given or delivered.

(c)	Electronic transmission of Notices by telefax or email may be used however written acknowledgement of receipt must be received by the transmitting party.

23.	DISPUTE RESOLUTION

If a dispute arises in relation to this Agreement, any Party may give the other Parties a notice requiring that an attempt be made to resolve the dispute. The Parties will try to resolve the dispute by the help of Mr Ray Wood and Mr Martin Rogers. If the dispute is not resolved within [ * ] of the first meeting of Mr Ray Wood and Mr. Martin Rogers, any Party may give the other a notice requiring that an attempt be made to resolve the dispute with the help of a mediator to be appointed jointly by the Parties. If the Parties do not agree on a mediator within seven (7) days after such notice is given, the mediator is to be appointed by The Australian Commercial Disputes Centre (“ACDC”). The mediation is to be conducted in accordance with the ACDC’s Rules for the Mediation of Commercial Disputes. Each of the Parties must pay an equal share of the fees and expenses the mediator is entitled to.

24.	GOVERNING LAW AND JURISDICTION

This document is governed by the law of Victoria, Australia and the Parties submit to the non-exclusive jurisdiction of its courts. The Parties will not object to the exercise of jurisdiction by those courts, either for forum non conveniens or on any other basis.

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25.	ENTIRE AGREEMENT

This Agreement contains the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements and understandings between the parties in connection with it.

26.	NO WAIVER

No failure to exercise nor any delay in exercising any right, power or remedy by a party operates as a waiver. A single or partial exercise of any right, power or remedy does not preclude any other or further exercise of that or any other right, power or remedy. A waiver is not valid or binding on the party granting that waiver unless made in writing.

27.	REMEDIES CUMULATIVE

The rights, powers and remedies provided to the parties in this Agreement are in addition to, and do not exclude or limit, any right, power or remedy provided by law or equity.

28.	COUNTERPARTS

This Agreement may be executed in two counterparts. All counterparts together will be taken to constitute one instrument. If each party executes separate documents, this Agreement takes effect when the parties exchange executed documents.

29.	SEVERABILITY OF PROVISIONS

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of this Agreement nor affect the viability or enforceability of that provision in any other jurisdiction.

30.	GST GENERAL PRINCIPLES

(a)

CANCERVAC must pay GST on a Taxable Supply made to it under this Agreement, in addition to any consideration (excluding GST) that is payable for that Taxable Supply. It must do so at the same time and in the same way as it is required to pay the consideration for the Taxable Supply.

(b)

Without prejudice to (a) or (b), if the amount payable is calculated by reference to any costs, expenses or other liability incurred by a Party (Payee), the relevant amount is the actual amount incurred by the Payee less the amount of any Input Tax Credit the Payee is entitled to claim in respect of that cost, expense or liability.

(c)

The Parties must provide each other with all documentation, including tax invoices, required to claim any Input Tax Credit, set off, rebate or refund for or in relation to any GST included in any payment made under this Agreement. CANCERVAC indemnifies CT against any loss resulting from CANCERVAC’s failure to provide such documentation. CANCERVAC warrants that it is registered for GST and ABN purposes

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and further indemnifies CT for any loss resulting from CANCERVAC’s failure to be registered for such purposes.

31.	CHANGE IN CONTROL & STRUCTURE

(a)

If either party undergoes any merger or reconstruction which results in the creation of a new legal entity to undertake the activities of that party in relation to this Agreement, the new legal entity will assume responsibility for, and continue to perform, this Agreement unless the parties agree to a new agreement.

(b)	This Agreement will endure to the benefit of each party’s permitted successors and assignees.

32.	RELEASE OF INFORMATION

(a)

The Parties acknowledge that the release of information to the public, including verbal and written communication, relating to the Services may be beneficial to all Parties. Accordingly, the Parties will have the right to review and approve any such communications pursuant to Sub-Clause 32(a)

(b)

Before any communication (such as media releases or other public releases of information) is released to an external third Party, the releasing Party must send a complete copy of the communication to the other Parties by registered mail at least [ * ] prior to the release. All Parties must review the communication and provide its comments to the author. No such communications will be released to an external third Party unless all Parties to this Agreement have given their prior approval in writing to the release of information or communication. This approval shall not be unreasonably withheld. All such releases and communications must mention the respective contribution made by each Party.

(c)

CANCERVAC must ensure that it or its nominees do not release information to the public, including verbal and written communication, relating to the manufacture for the IND Trial or the Services unless that release has been approved by the parties in accordance with this clause 29. Of particular note is the avoidance of inappropriate public reference to matters involving manufacturing and the TGA.

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EXECUTED BY THE PARTIES AS AN AGREEMENT

Signed for and on behalf of	)
CANCER VAC PTY. LTD.	)
By its duly authorised officer	)

)
Martin Roger	)	/s/ Martin Roger
Director / Secretary	)
)
and	)
)
)
Director	)
)
	)	Date: 14th October 2009

Signed for and on behalf of	)
CELL THERAPIES Pty. Ltd.	)
By its duly authorised officer	)
)
)
Raymond J Wood	)	/s/ Raymond J Wood
Director	)
)
and	)
)
)
Director	)
)
	)	Date: 14th October 2009

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SCHEDULE 1 THE SERVICES

CT to undertake all tasks required to assume production responsibility for the Australian arm of the IND Trial and maintain support as requested for the USA arm of the IND Trial.

1.	CT will provide the following services and others to be agreed between the parties from time to time: [ * ]

2.	CT to undertake manufacturing comparability trials in collaboration with CANCERVAC’s nominated contract manufacturer in the USA, as specified in the successful IND application.

3.	CT undertake and manage all aspects of the cGMP manufacturing required for the execution of the Australian arm of the IND Trial. (CVac™ Phase IIb trial)

4.	CT to dedicate one clean room or its equivalent to CANCERVAC’s requirements for at least 12 months.

5.	CT to maintain and develop CANCERVAC’s SOP’s and trial documentation as required for the IND Trial.

6.	CT to appoint a manufacturing nominee (Production Manager) and quality nominee (Quality Manager) plus deputies as required for TGA regulatory purposes.

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7.

CT to appoint a project coordinator/scientist and a suitably qualified laboratory technician who will be responsible for the day-to-day manufacturing tasks including; scheduling, cell processing and record keeping. The coordinator/scientist will be the primary interface to CANCERVAC’s nominated Trial Manager and Authorised Representative.

8.	CT to provide back up for the operational personnel as required during the Term.

9.	By negotiation, CT to provide limited after hours personnel to meet the patient recruitment variables involved in the Australian arm of the IND Trial

10.

CT through the project co-ordinator, to maintain an open communication channel with CANCERVAC’s Trial Manager such that the cell processing phase can be integrated with patient availability and Apheresis at CANCERVAC’s nominated collection point.

11.

CT to support CANCERVAC in dealing with Australian and USA regulatory authorities including interaction with CANCERVAC’s USA regulatory advisors. CT to maintain a watching brief over CANCERVAC’s dealing with Australian regulatory authorities.

12.	[ * ]

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SCHEDULE 2 CHARGES TO BE INCURRED BY CANCERVAC

1.	FACILITY FEE

In exchange for a long term commitment, CT will provide guaranteed access to a fully supported clean room and the services described in Schedule 1 for a fixed fee per month:

For a minimum twelve (12) month commitment, CT will charge $65,000 per calendar month ($780,000 pa).

CT will invoice monthly in arrears

Periodic Escalation

The Facility Fee will be for fixed for 12 months and is to be renegotiated on an annual basis by the Authorised Representatives as part of the annual review conducted under Clause 12. The Services Fee negotiation will take into account that there can be evidence based increases in CT’s costs. Evidence can include published CPI index, variations in relevant agreements for labour award’s and variations in the charges for services or goods. If the Authorised Representatives are unable to agree on a revised fee within 30 days of commencing the annual review then it will be referred for dispute resolution in accordance with Clause 23. If the parties are unable to agree on the revised Services Fee following the completion of dispute resolution, the issue will be referred to an expert nominated by the President of the Institute of Chartered Accountants for binding determination.

2.	CHARGES FOR CONSUMABLES AND IN-PROCESS TESTING

[ * ]

3.	CAPITAL EQUIPMENT PURCHASES DEDICATED TO THE PROJECT

[ * ]

4.	ARCBS QUALITY SYSTEMS

CT utilises the services of the ARCBS to provide [ * ]. CT expects to be able to integrate within the monthly facility fee any ARCBS’ quality support for CANCERVAC’s manufacturing within their broader support agreement with ARCBS

CT reserves the right to negotiate with CANCERVAC to recover any additional ARCBS costs if the quality management of the Project becomes significantly different from its current understanding of the requirements. Under such conditions CT would invoice only for the incremental cost of ARCBS’s support for CANCERVAC’s changed requirements and with the Parties prior written agreement.

5.	VALIDATION COSTS

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[ * ]

6.	TGA AUDIT AND LICENSE FEES

The TGA may elect to audit the manufacturing for the Australian arm of the IND Trial and may also apply a manufacturing license fee.

If CT does incur any TGA charges that relate specifically to the manufacturing of the CANCERVAC materials then these charges will be passed on to CANCERVAC by CT.

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7.	CONSULTING AND ADVISORY SERVICES

The Parties note that CT and CANCERVAC or PrimaBiomed may have other consulting arrangements in place for the provision of advisory services outside the scope of this Agreement, however:

7.1

CT has considerable experience in managing the Australian regulatory environment and CANCERVAC may, at times, request CT’s assistance with the management of its licensable activities. While it is understood and agreed by CT that a level of assistance for such purposes is inherent in the delivery of the Services there may be occasions where the time and resource allocation is beyond the scope of the Services outlined in Schedule 1.

[ * ]

7.2

In addition to fees specified in Schedule 2 #1 - #7, CANCERVAC may request specialist advice or support. When such support is requested and agreed in writing the fees will be calculated monthly using the rate specified below.

[ * ]

8.	WORKING HOURS AND ADDITIONAL RATES

In setting the Services Fees, it has been assumed that an 8.30am to 5.00pm work day with occasional after hours or overtime work will meet requirements. If the trial requires continuous or exceptional after-hours work a labour loading and the costs of extra use of the Facilities will be paid by CANCERVAC. [ * ]

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9.	CHARGES FOR ANCILLIARY SERVICES

In addition to the facility charge there will be a per-patient charge relating to:

[ * ]

11.	STORAGE SERVICES (TO BE NEGOTIATED AS PROJECT REQUIREMENTS ARE IDENTIFIED)

CT will provide the following controlled and monitored cryopreservation or refrigeration storage services in respect of the following Materials and for the Storage Services Fee payable in the manner and at the times set out below:

Material	Storage Services	Storage Services Fee	Payable in the manner and a the times set out as follows:

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SCHEDULE 3 INSURANCE

CANCERVAC Insurance Policies:

Insurance that is consistent with reasonable commercial prudence to indemnify CANCERVAC against any liability which CANCERVAC may incur in relation to the Services or which CANCERVAC may incur under this Agreement (including professional indemnity insurance (including cover for clinical trials), directors and officers insurance, public liability insurance, industrial special risks insurance and all other statutory insurances covering its employees, contractors, agents and operations).

Product Liability Insurance policy covering liability to third parties for personal injury, disease and/or death arising from CANCERVAC’s use of the Services or the use of CANCERVAC-supplied products in the provision of the Services.

The insurance policies shall provide coverage for data loss or corruption or both and Loss of Material.

Public Liability Insurance for an amount of cover not less than [ * ].

Professional Indemnity Insurance for an amount of cover not less than [ * ].

CT Insurance Policies:

Insurance that is consistent with reasonable commercial prudence to indemnify CT against any liability which CT may incur in relation to the Services or which CT may incur under this Agreement (including professional indemnity insurance, directors and officers insurance, public liability insurance, industrial special risks insurance and all other statutory insurances covering its employees, contractors, agents and operations).

Public Liability Insurance for an amount of cover not less than [ * ].

Professional Indemnity Insurance for an amount of cover not less than [ * ].

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SCHEDULE 4 TIMETABLE

[ * ]

As the Australian CRO identifies and recruits patients the Authorised Representatives or their nominees will establish and maintain a timetable driven by the recruitment rate

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